EXHIBIT 1.1

                                                                     [Conformed]

                                  $175,000,000

                                 NGC CORPORATION

                        7 5/8% SENIOR DEBENTURES DUE 2026

                             UNDERWRITING AGREEMENT

                                                                October 10, 1996

LEHMAN BROTHERS INC.
NATIONSBANC CAPITAL MARKETS, INC.
SMITH BARNEY INC.
C/O  LEHMAN BROTHERS INC.
Three World Financial Center
New York, New York 10285

Dear Sirs:

               NGC Corporation, a Delaware corporation (the "Company"), proposes to issue and sell $175,000,000 aggregate principal amount of its Senior Debentures due 2026 (the "Debentures") to you (the "Underwriters"). The Debentures will be issued pursuant to an Indenture dated as of September 26, 1996 (the "Indenture") among the Company and Natural Gas Clearinghouse, a Colorado general partnership ("Clearinghouse"), Warren NGL, Inc., a Delaware corporation, Warren Petroleum Company, Limited Partnership, a Delaware limited partnership, Warren Energy Resources, Limited Partnership, a Delaware limited partnership, Warren Gas Liquids, Inc., a Delaware corporation, NGC Oil Trading and Transportation, Inc., a Texas corporation, NGC Futures, Inc., a Texas corporation, Warren Gas Marketing, Inc., a Delaware corporation, Warren NGL Pipeline Company, a Delaware corporation, Kansas Gas Supply Corporation, a Delaware corporation, Warren Intrastate Gas Supply, Inc., a Delaware corporation, NGC UK Limited, a United Kingdom private limited company, NGC Canada, Inc., an Alberta corporation, WTLPS, Inc., a Delaware corporation, WPC LP, Inc., a Delaware corporation, and Electric Clearinghouse, Inc., a Texas corporation (collectively, the "Subsidiary Guarantors"), and The First National Bank of Chicago, as Trustee (the "Trustee"). As provided in the Indenture, the Debentures are to be fully and unconditionally guaranteed, on a senior unsecured basis, pursuant to guarantees (the "Subsidiary Guarantees") of the Subsidiary Guarantors, subject to release under certain circumstances as described in the Indenture. This agreement (this "Agreement") is to confirm the agreement concerning the purchase of the Debentures from the Company by the Underwriters.

       1. REPRESENTATIONS AND WARRANTIES. The Company and the Subsidiary Guarantors, jointly and severally, represent and warrant to, and agree with, each Underwriter that:

       (a) A registration statement on Form S-3 (File No. 333-12987) with respect to the Debentures (i) has been prepared by the Company and the Subsidiary Guarantors in conformity with

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       the requirements of the Securities Act of 1933, as amended (the
"Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) has been filed with the Commission under the Securities Act and (iii) either has become effective under the Securities Act and is not proposed to be amended or is proposed to be amended by amendment or post-effective amendment. If the Company and the Subsidiary Guarantors do not propose to amend such Registration Statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. Copies of such registration statement as amended to date have been delivered by the Company to you. For purposes of this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company and the Subsidiary Guarantors with the consent of the Underwriters pursuant to Rule 424(a) of the Rules and Regulations prior to the filing of the Prospectus; "Registration Statement" means such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein and, if the Effective Date is on or before the date of this Agreement, all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations ("Rule 424(b)") in accordance with
Section 4(a) hereof and deemed to be a part thereof as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; "Prospectus" means the form of prospectus relating to the Debentures (including the prospectus supplement), as first used to confirm sales of the Debentures; and "described in the Prospectus" or "disclosed in the Prospectus" means described or disclosed, as applicable, in the Prospectus or any document incorporated by reference therein. If it is contemplated, at the time this Agreement is executed, that a registration statement will be filed pursuant to Rule 462(b) under the Securities Act before the offering of the Debentures may commence, the term "Registration Statement" as used in this Agreement includes such registration statement, as the same may be amended from time to time. Reference made herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such Preliminary Prospectus or Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Preliminary Prospectus or Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or Prospectus. For purposes of this Section l, all references to the Registration Statement, any post-effective amendments thereto and the Prospectus shall be deemed to include, without limitation, any electronically transmitted copies thereof, including, without limitation, any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR"). The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus.

       (b) If the Effective Date is on or before the date of this Agreement, (i) the Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will when they become effective or are first used to confirm sales of the Debentures, as the case may be, conform to the requirements of the Securities Act and the Rules and Regulations, (ii) the Registration Statement and any amendment thereto does not

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and will not, as of the applicable effective date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) the Prospectus and any amendment or supplement thereto will not, as of the first date of its use to confirm sales of the Debentures, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Effective Date is after the date of this Agreement, (i) the Registration Statement and the Prospectus and any further amendments or supplements thereto will, when they become effective or are first used to confirm sales of the Debentures, as the case may be, conform to the requirements of the Securities Act and the Rules and Regulations, (ii) the Registration Statement and any amendment thereto will not, as of the applicable effective date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) the Prospectus and any amendment or supplement thereto will not, as of the date on which the Prospectus and any amendment or supplement thereto is first used to confirm sales of the Debentures, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company and the Subsidiary Guarantors make no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with written information furnished to the Company by you, expressly for inclusion therein. There is no contract or document required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or to a document incorporated by reference into the Registration Statement which is not described or filed as required.

               (c) Arthur Andersen LLP, whose report is included or incorporated by reference in the Prospectus, are independent certified public accountants with respect to the Company and its Subsidiaries, as required by the Securities Act and the Rules and Regulations. Price Waterhouse, Chartered Accountants and Registered Auditors, whose report is included or incorporated by reference in the Prospectus, are independent public accountants with respect to Accord Energy Limited, as required by the Securities Act and the Rules and Regulations. The financial statements (including the related notes and supporting schedules but excluding the pro forma financial information) included or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as otherwise noted therein; and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. The pro forma financial information and statements included or incorporated by reference in the Registration Statement and the Prospectus (the "pro forma financial information") have been prepared in accordance with the applicable accounting requirements of Rule 11-02 of Regulation S-X; the pro forma adjustments reflected in the pro forma information have been properly applied to the historical amounts in compilation of such information; and the assumptions used in the preparation of the pro forma financial information are reasonable. Separate financial statements of each Subsidiary Guarantor are not included in the Registration Statement or the Prospectus, because the guarantees evidenced by the Subsidiary Guarantees are full and unconditional and because that information would not be material to investors. The Company's non-guarantor Subsidiaries, both individually and in the aggregate, are inconsequential to the

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Company and its accounting predecessor, Clearinghouse, as the case may be, as of and for each of the years ended December 31, 1995, 1994 and 1993 and as of and for the six months ended June 30, 1996.

               (d) Each of the Company and its Subsidiaries (as defined in Section 13 hereof) has been duly organized or formed and is validly existing in good standing under the laws of the jurisdiction of its organization or formation, with full power and authority to own, lease and operate its properties and conduct its business and to enter into and perform its obligations under this Agreement and the Indenture; and each of the Company and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned, leased or operated by it make such qualification necessary (except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole).

               (e) All of the outstanding shares of capital stock of each Subsidiary of the Company that is a corporation have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in the Prospectus, all of the outstanding shares of capital stock or partnership interests of each Subsidiary of the Company are owned directly or indirectly by the Company, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer, preemptive rights or any other claim of any third party, except such as are described in the Prospectus and except for certain restrictions on transfer and preemptive rights relating to the shares of capital stock owned by the Company in Accord Energy Limited and Novagas Clearinghouse Ltd.

               (f) Except as described in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in, or adverse development which, individually or in the aggregate, materially affects or may materially affect, the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole from the respective dates as of which information is given in the Prospectus.

               (g) Neither (i) the execution or delivery hereof by the Company and the Subsidiary Guarantors, (ii) the consummation of the transactions contemplated hereby, (iii) the execution and delivery of the Indenture and the Debentures by the Company, (iv) the execution and delivery of the Indenture and the Subsidiary Guarantees by the Subsidiary Guarantors nor (v) compliance by the Company and the Subsidiary Guarantors with all of the provisions of this Agreement, the Indenture, the Debentures and the Subsidiary Guarantees, will result in a breach or violation of, or constitute a default under, the certificate of incorporation, by-laws, partnership agreement or other governing documents of the Company or any of its Subsidiaries, or any agreement, indenture or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, nor will any such action or the performance by the Company of its obligations hereunder violate any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company, its Subsidiaries or any of their respective properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its Subsidiaries. Except for permits, consents, approvals and similar authorizations required under the Securities Act, the securities or "Blue Sky" laws of certain jurisdictions and the Trust Indenture Act of 1939, as amended

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(the "Trust Indenture Act"), and except for such permits, consents, approvals and authorizations which have been obtained, no permit, consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation of the transactions contemplated by this Agreement.

               (h) This Agreement has been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors and constitutes the valid and binding agreement of the Company and each of the Subsidiary Guarantors, and is enforceable against each of them in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (i) Neither the Company nor any of its Subsidiaries (i) is in violation of its certificate of incorporation or by-laws or other governing documents, (ii) is in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any agreement, indenture or other instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole, or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole.

               (j) The Indenture has been duly and validly authorized by the Company and each of the Subsidiary Guarantors and, upon its execution and delivery by the Company and each of the Subsidiary Guarantors and assuming due execution and delivery thereof by the Trustee, will be a valid and binding agreement of the Company and each of the Subsidiary Guarantors, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Indenture (i) has been, or at the time that the Registration Statement becomes effective will be, duly qualified under the Trust Indenture Act, (ii) complies as to form with the requirements of the Trust Indenture Act and (iii) conforms, or at the time that the Registration Statement becomes effective will conform, to the description thereof in the Registration Statement and the Prospectus.

               (k) The Debentures have been duly and validly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, free of any preemptive or similar rights to subscribe to or purchase the same arising by operation of law or under the charter or by-laws of the Company or otherwise, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by

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bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, and the Debentures conform, or will conform, to the description thereof in the Registration Statement and the Prospectus. Neither the filing of the Registration Statement nor the offering or sale of the Debentures as contemplated by this Agreement gives rise to any rights, other than those which have been duly waived or satisfied, for or relating to the registration of any securities of the Company. The capitalization of the Company as of the date of the most recent balance sheet included in the Prospectus is as set forth in the Prospectus. The Company has all requisite corporate power and authority to issue, sell, and deliver the Debentures in accordance with and upon the terms and conditions set forth in this Agreement and in the Registration Statement and Prospectus. All corporate action required to be taken by the Company for the authorization, issuance, sale and delivery of the Debentures to be sold by the Company hereunder has been validly and sufficiently taken.

               (l) The Subsidiary Guarantees have been duly and validly authorized by the Subsidiary Guarantors, and, when executed and endorsed upon the Securities and delivered in accordance with the terms of the Indenture, such Subsidiary Guarantees will be valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms; the issuances of the Subsidiary Guarantees are not subject to preemptive or other similar rights to subscribe to or purchase the same arising by operation of law or under the charter, bylaws or other organizational documents of any of the Subsidiary Guarantors or otherwise; the form of notation to be set forth on each Debenture to evidence the Subsidiary Guarantees will be in the form contemplated by the Indenture; and the Subsidiary Guarantees conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. The execution, delivery and performance of this Agreement and the Indenture and the issuance and performance of the Subsidiary Guarantees and the consummation of the other transactions contemplated herein and therein, and compliance by the Subsidiary Guarantors with their respective obligations hereunder and thereunder, have been duly and validly authorized by all necessary corporate or partnership action on the part of each of the Subsidiary Guarantors.

               (m) Each contract, agreement or arrangement to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, which is material to the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole, has been duly and validly authorized, executed and delivered by the Company or its Subsidiary, as applicable; none of such contracts, agreements or arrangements has been assigned by the Company or any of its Subsidiaries to any non-affiliated party other than in the ordinary course of business, and the Company knows of no present condition or fact which would prevent compliance by the Company or any of its Subsidiaries or any other party thereto with the terms of any such contract, agreement or arrangement in accordance with its terms in all material respects, except for any such failures to comply that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole; neither the Company nor any of its Subsidiaries has any present intention to exercise any right that it may have to cancel any such contract, agreement or arrangement or otherwise to terminate its rights and obligations thereunder, and none of them has any knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance in all material respects as contemplated by the terms thereof, except for any such cancellations, terminations or failures to perform that would not, individually or in the

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aggregate, result in a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole.

               (n) Each of the Company and its Subsidiaries owns, or has valid rights to use, all items of real and personal property which are material to the business of the Company and its Subsidiaries taken as a whole, free and clear of all liens, encumbrances and claims, except such as are described in the Prospectus or such as do not materially interfere with the use made and proposed to be made of such property by the Company.

               (o) There is no litigation or governmental proceeding to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which might, individually or in the aggregate, result in a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole or which is required to be disclosed in the Prospectus and is not disclosed.

               (p) Neither the Company nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject which violation might, individually or in the aggregate with all such violations, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole.

               (q) The documents incorporated by reference into each Preliminary Prospectus and the Prospectus, at the time they were or are filed with the Commission, conform or will conform, as the case may be, with the requirements of the Securities Act and the Rules and Regulations and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and did not or will not, as the case may be, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (r) Each of the Company and its Subsidiaries owns or possesses, and is operating in compliance with, all approvals, licenses, permits, certificates, franchises, easements, consents, orders and other governmental authorizations and rights necessary to own or lease its properties and conduct its business (collectively, "Approvals"), except such Approvals as to which the failure to own, possess or operate in compliance with would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole ("Material Approvals"); all such Material Approvals are valid and in full force and effect; and the Company has no reason to believe that any governmental agency or body is considering limiting, suspending or revoking any such Material Approval.

               (s) From the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, neither the Company nor any of its Subsidiaries has (i) issued, granted, repurchased, reclassified, or exchanged any of their respective securities (other than in respect of intercompany transactions or pursuant to employee stock options, the Company's director and key employee stock purchase plan, the Company's director

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compensation plan or the Company's savings plan), (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) entered into any material transaction with an affiliate of the Company, other than a Subsidiary; and the Company has not declared or paid any dividend on its capital stock other than the regular quarterly dividend on its Common Stock.

               (t) There has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or hazardous wastes by the Company or any of its Subsidiaries (or to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of its Subsidiaries or affiliated partnerships in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not, individually or in the aggregate with all such violations and remedial actions, result in a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any hazardous wastes or hazardous substances due to or caused by the Company or any of its Subsidiaries or affiliated partnerships, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not, individually or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases result in a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole; none of the facilities of the Company or any of its Subsidiaries is a solid waste facility for purposes of any applicable environmental law; and the terms "hazardous substances" and "hazardous wastes" shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection.

               (u) The Company has not taken and shall not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Debentures to facilitate the sale or resale of the Debentures.

               (v) The Debentures will be PARI PASSU with all existing and future unsecured and unsubordinated indebtedness of the Company.

               (w) Each of the Company and the Subsidiary Guarantors has complied and will comply in all respects with the provisions of Florida H.B. 1771 (codified as Section 517.075 of the Florida Statutes) and the regulations promulgated thereunder; and neither the Company, the Subsidiary Guarantors nor any of their respective affiliates does business with the government of Cuba or with any person or affiliate located in Cuba.

               (x) Neither the Company nor any of its Subsidiaries have, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of the Company and its

Subsidiaries, which the Company knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction.

               (y) The conditions for the Company's use of Form S-3 for filing the Registration Statement, as set out in the general instructions to such form, have been satisfied.

               (z) Neither the Company nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), or is subject to regulation as an "investment company" under the 1940 Act.

               2. PURCHASE OF THE DEBENTURES BY THE UNDERWRITERS. Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a price equal to 98.647% of the principal amount thereof, plus accrued interest, if any, from the third full Business Day after the date of this Agreement, the principal amount of Debentures set forth opposite such Underwriter's name in Schedule I hereto. The Underwriters agree to offer the Debentures to the public as set forth in the Prospectus.

               3. DELIVERY OF AND PAYMENT FOR DEBENTURES. Delivery of the Debentures shall be made at such place or places as mutually may be agreed upon by the Company and the Underwriters, at 10:00 A.M., New York City time, on the third full Business Day following the date of this Agreement, (October 16, 1996) or on such later date as shall be determined by you and the Company (the "Closing Date").

               Delivery of the Debentures shall be made to you by or on behalf of the Company against payment of the purchase price therefor by wire transfer of immediately available funds. The Debentures shall be registered in such names and denominations as you shall have requested at least two full Business Days prior to the Closing Date, and shall be made available for checking and packaging in New York, New York or such other location as may be designated by you at least one full Business Day prior to the Closing Date. Time shall be of the essence, and delivery of the Debentures at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

               4. COVENANTS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS. The Company and each of the Subsidiary Guarantors, jointly and severally, covenant and agree with each Underwriter that:

               (a) If the Effective Date is on or before the date of this Agreement, the Company shall comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 424(b) not later than the Commission's close of business on the second Business Day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) of the Rules and Regulations. The Company shall advise you, promptly after it receives notice thereof, of the time when, if the Effective Date is on or before the date of this Agreement, any amendment to the Registration Statement or, if the Effective Date is after the date of this Agreement, the Registration Statement or any amendment thereto, has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed. The Company shall notify you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information; the Company and the Subsidiary Guarantors shall prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which, in your opinion, may be necessary or advisable in connection with the distribution of the Debentures; and the Company and the Subsidiary Guarantors shall not file any amendment or supplement to the Registration Statement or the Prospectus or file any document under the Exchange Act before the termination of the offering of the Debentures by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus, which filing is not consented to by you after reasonable notice thereof, such consent not to be unreasonably withheld or delayed. The Company shall advise you promptly of the issuance by the Commission or any State or other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus or the Prospectus or suspending the qualification of the Debentures for offering or sale in any jurisdiction, or of the institution of any proceedings for any such purpose; and the Company shall use its best efforts to prevent the issuance of any stop order or other such order and, should a stop order or other such order be issued, to obtain as soon as possible the lifting thereof.

               (b) The Company shall furnish to each of you and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith, and shall furnish to the Underwriters such number of conformed copies of the Registration Statement, as originally filed and each amendment thereto (excluding exhibits other than this Agreement), the Prospectus and all amendments and supplements to any of such documents (including any document filed under the Exchange Act and deemed to be incorporated by reference in the Preliminary Prospectus or Prospectus), in each case as soon as available and in such quantities as you may from time to time reasonably request.

               (c) Within the time during which the Prospectus relating to the Debentures is required to be delivered under the Securities Act, the Company shall comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Debentures as contemplated by the provisions hereof and by the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus or file any document to comply with the Securities Act, the Company shall promptly notify you and shall amend the Registration Statement or supplement the Prospectus or file any document (at the expense of the Company) so as to correct such statement or omission or to effect such compliance.

               (d) The Company and the Subsidiary Guarantors shall take or cause to be taken all necessary action and furnish to whomever you may direct such information as may be required in qualifying the Debentures and the Subsidiary Guarantees for offering and sale under the laws of such jurisdictions as you shall designate, and to continue such qualifications in effect for as long as may be necessary for the distribution of the Debentures; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction where it is not currently so subject.

               (e) The Company and the Subsidiary Guarantors shall make generally available to their security holders (and shall deliver to you), in the manner contemplated by Rule 158(b) under the Securities Act or otherwise, as soon as practicable but in any event not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the Effective Date occurs (or not later than 90 days after the end of such fiscal quarter if such fiscal quarter is the last fiscal quarter of the fiscal year), an earnings statement satisfying the requirements of Section 11(a) of the Securities Act and covering a period of at least 12 consecutive months beginning after the Effective Date.

               (f) Whether or not this Agreement becomes effective or is terminated or the sale of the Debentures to the Underwriters is consummated, the Company shall pay or cause to be paid (A) all fees and expenses (including, without limitation, all registration and filing fees and fees and expenses of the Company's accountants but excluding fees and expenses of counsel for the Underwriters) incurred in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Preliminary Prospectus, the Prospectus, the Indenture, the Statement of Eligibility and Qualification of the Trustee on Form T-1 filed with the Commission (the "Form T-1") and any amendments or supplements of the foregoing and any documents incorporated by reference into any of the foregoing and the copying, delivery and shipping of this Agreement and Blue Sky Memoranda, (B) all fees and expenses incurred in connection with the preparation and delivery to the Underwriters of the Debentures (including the cost of printing the Debentures), (C) all filing fees and fees and disbursements of counsel to the Underwriters incurred in connection with the qualification of the Debentures under state securities or Blue Sky laws as provided in Section 4(d) hereof, (D) any fees required to be paid to rating agencies incurred in connection with the rating of the Debentures, (E) the fees, costs and charges of the Trustee, including the fees and disbursements of counsel for the Trustee, and (F) all other costs and expenses incident to the performance of its obligations hereunder for which provision is not otherwise made in this Section. It is understood, however, that, except as provided in this Section, Section 6 and Section 8 hereof, the Underwriters shall pay all of their own costs and expenses, including the fees of their counsel and any advertising expenses incurred in connection with any offers they may make. If the sale of the Debentures provided for herein is not consummated by reason of acts of the Company or changes in circumstances of the Company pursuant to Section 8 hereof which prevent this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed or because any other condition of the Underwriters' obligations hereunder is not fulfilled or if the Underwriters shall decline to purchase the Debentures for any reason permitted under this Agreement, the Company shall reimburse the several Underwriters for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with any investigation or preparation made by them in respect of the marketing of the Debentures or in contemplation of the performance by them of their obligations hereunder.

               (g) During the period of one year from the Effective Date, the Company shall furnish to the Underwriters, copies of all reports or other communications furnished to stockholders and copies of any reports or financial statements furnished to or filed with the Commission or the New York Stock Exchange (the "NYSE") or any other national securities exchange or association on which any class of securities of the Company is quoted or listed, and the Company shall furnish to the Underwriters copies of all reports and other communications furnished to the Noteholders.

               (h) Until termination of the offering of the Debentures, the Company shall timely file all documents and amendments to previously filed documents required to be filed by it pursuant to Section 12, 13, 14 or 15(d) of the Exchange Act.

               (i) The Company shall apply the net proceeds from the sale of the Debentures as set forth in the Prospectus.

               5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

               (a) The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof, the Registration Statement and all post-effective amendments to the Registration Statement shall have become effective, all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made and no such filings shall have been made without the consent of the Underwriters; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto or suspending the qualification of the Debentures for offering or sale in any jurisdiction shall have been issued; no proceedings for the issuance of any such order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to you and complied with to your satisfaction.

               (b) No Underwriter shall have been advised by the Company or shall have discovered and disclosed to the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact which in your opinion, or in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in your opinion, or in the opinion of counsel to the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

               (c) On the Closing Date, you shall have received from Baker & Botts, L.L.P., counsel for the Underwriters, such opinion or opinions with respect to the validity of the Debentures and other related matters as you may reasonably request and such counsel shall have received such documents and information as they request to enable them to pass upon such matters.

               (d) On the Closing Date there shall have been furnished to you the opinion (addressed to the Underwriters) of Vinson & Elkins L.L.P., counsel for the Company, dated the Closing Date and in form and substance satisfactory to the Underwriters, to the effect that:

               (i) Each of the Company and the Subsidiary Guarantors has been duly incorporated or formed as a partnership, as applicable, and is validly existing as a corporation, a general partnership or a limited partnership under the laws of the jurisdiction of its incorporation or formation (and the Company and each of the Subsidiary Guarantors that is a corporation or a limited partnership is in good standing under the laws of their respective jurisdictions of incorporation or formation), with full corporate or partnership (as applicable) power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus. To the knowledge of such counsel, the Company is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned, leased or operated by it makes such qualification necessary (except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole).

               (ii) To the best of such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Debentures and the Subsidiary Guarantees as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company or any of its Subsidiaries. The authorized equity capitalization of the Company as of the date of the most recent balance sheet included or incorporated by reference in the Prospectus is as set forth in the Prospectus, and the Debentures and the Subsidiary Guarantees conform as to legal matters to the description thereof contained in the Prospectus. The Company has all requisite corporate power and authority to issue, sell and deliver the Debentures in accordance with and upon the terms and conditions set forth in this Agreement and in the Registration Statement and Prospectus.

               (iii) The Indenture has been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors and is a valid and binding agreement of the Company and each of the Subsidiary Guarantors, enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Indenture has been duly qualified under the Trust Indenture Act and the rules and regulations thereunder.

               (iv) The Debentures have been duly authorized and executed by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, assuming due authentication of the Debentures by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms of this Agreement, will have been validly issued and delivered, will be entitled to the benefits of the Indenture and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (v) The Subsidiary Guarantees have been duly and validly authorized and executed by the Subsidiary Guarantors, and, when delivered in accordance with the terms of this Agreement, such Subsidiary Guarantees will have been validly issued and delivered and will constitute valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (vi) To the knowledge of such counsel, except as disclosed in the Prospectus, all of the outstanding shares of capital stock or partnership interests (or such percentage of the partnership interests as is set forth in the respective partnership agreements filed (or incorporated by reference) as exhibits to the Registration Statement) of each Subsidiary Guarantor are owned directly or indirectly by the Company, free and clear of any perfected security interest.

               (vii) Neither the execution or delivery of this Agreement nor consummation of the transactions contemplated hereby will result in a breach or violation of, or constitute a default under, the certificate of incorporation, by-laws, partnership agreement or other governing documents of the Company or any of the Subsidiary Guarantors, or any agreement, indenture or other instrument filed as an exhibit to the Registration Statement or any document incorporated by reference therein, nor will the performance by the Company and the Subsidiary Guarantors of their respective obligations hereunder violate any law, rule, administrative regulation or (to the knowledge of such counsel) decree (except that such counsel need not express an opinion as to federal or state securities or Blue Sky laws with respect to this subparagraph) of any court or any governmental agency or body having jurisdiction over the Company, its Subsidiaries or their respective properties. Except for permits, consents, approvals and similar authorizations required under the Securities Act, the Trust Indenture Act and the securities or Blue Sky laws of certain jurisdictions and except for such permits, consents, approvals and authorizations which have been obtained, no permit, consent, approval, authorization or order of any court, governmental agency or body or financial institution is required of the Company or any of the Subsidiary Guarantors for the valid authorization, issuance, sale and delivery of the Debentures and the Subsidiary Guarantees.

               (viii) Each of the Company and the Subsidiary Guarantors has all necessary corporate or partnership (as applicable) power and authority to execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors.

               (ix) The Registration Statement and all post-effective amendments thereto have become effective under the Securities Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending before or threatened by the Commission. To the knowledge of such counsel, no order of the Commission directed to any document incorporated by reference in the Registration Statement has been issued, and no challenge by appropriate proceedings has been made to the accuracy or adequacy of any document incorporated by reference in the Registration Statement.

               (x) The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company and the Subsidiary Guarantors and the Form T-1, as of their respective effective or issue dates, complied as to form in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations and the Trust Indenture Act and the rules and regulations thereunder (except that no opinion need be expressed as to the financial statements or notes thereto or other financial and statistical data contained therein or omitted therefrom).

               (xi) The Indenture, the Debentures and the Subsidiary Guarantees conform in all material respects as to legal matters to the respective statements concerning them contained in the Registration Statement and Prospectus. There are no legal proceedings pending or threatened against the Company or any of its Subsidiaries to which such counsel has given substantive attention or in which such counsel has been engaged to represent the Company or any of its Subsidiaries that are required to be disclosed in the Prospectus.

               Such opinion shall also contain a statement that such counsel has no reason to believe that (i) the Registration Statement, as of the Effective Time, or any amendment thereto (other than the financial statements and notes thereto and the other financial and statistical data contained therein, as to which such counsel need not comment), at the time it became effective, including in each case any document filed under the Exchange Act and incorporated by reference therein, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) the Prospectus or any supplement or amendment thereto (other than the financial statements and notes thereto and the other financial and statistical data contained therein, as to which such counsel need not comment), including in each case any document filed under the Exchange Act and incorporated by reference therein, on such Closing Date or at the time such Prospectus or supplement or amendment thereto was issued contains or contained any untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (e) On the Closing Date there shall have been furnished to you the opinion (addressed to the Underwriters) of Senior Vice President and General Counsel of the Company, dated the Closing Date and in form and substance satisfactory to the Underwriters, to the effect that:

               (i) Each document incorporated by reference in the Registration Statement as filed under the Exchange Act complied when so filed as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder (except that no opinion need be expressed as to the financial statements or notes thereto and other financial and statistical data contained therein).

               (ii) The descriptions in the Registration Statement and Prospectus of statutes, regulations, legal or governmental proceedings, to the extent they constitute matters of law and summaries of legal matters are accurate in all material respects. To the knowledge of such counsel, there are no contracts or documents required to be described in the Registration Statement or Prospectus or to be filed as exhibits thereto which are not described or filed as required.

               (f) There shall have been furnished to you (1) a certificate, dated the Closing Date and addressed to you, signed by the Chairman of the Board or the President and by the Chief Financial Officer of the Company to the effect that: (i) the representations and warranties of the Company contained in this Agreement are true and correct, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be complied with or satisfied at or prior to the Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the best of their knowledge, threatened; (iii) all filings required by Rule 424(b) and Rule 430A of the Rules and Regulations have been made; (iv) the signers of said certificate have carefully examined the Registration Statement and the Prospectus, and any amendments or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), and such documents contain all statements and information required to be included therein, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (v) since the Effective Date there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth and there has been no document required to be filed under the Exchange Act and the Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed and (2) a certificate, dated the Closing Date and addressed to you, signed by the Chief Financial Officer of each Subsidiary Guarantor (or, in the case of a Subsidiary Guarantor that is a partnership, the Chief Financial Officer of the general partner(s) of such Subsidiary Guarantor) to the effect that the representations and warranties of each of the Subsidiary Guarantors contained in this Agreement are true and correct, as if made at and as of the Closing Date, and each of the Subsidiary Guarantors has complied with all the agreements and satisfied all the conditions on its part to be complied with or satisfied at or prior to the Closing Date.

               (g) Since the Effective Date, neither the Company nor any of its Subsidiaries shall have sustained any loss by fire, flood, accident or other calamity, or shall have become a party to or the subject of any litigation, which is materially adverse to the Company and its Subsidiaries taken as a whole, nor shall there have been a material adverse change in the general affairs, operations, business, prospects, key personnel, capitalization, financial condition or net worth of the Company and its Subsidiaries taken as a whole, regardless of whether arising in the ordinary course of business, which loss, litigation or change, in your judgement, shall render it impractical or inadvisable to proceed with the payment for and delivery of the Debentures.

               (h) On the Closing Date you shall have received a letter from Arthur Andersen LLP, dated the Closing Date and addressed to you, confirming that they are independent certified public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated in the Prospectus as of a date not more than five days prior to the date of such letter, provided that such date shall be after the date of the Prospectus), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and confirming the conclusions and findings set forth in such prior letter.

               (i) You shall have been furnished by the Company such additional documents and certificates as you or counsel for the Underwriters may reasonably request.

               (j) At the time of the Closing, the Debentures shall have a rating of at least Baa1 by Moody's Investors Service and BBB+ by Standard & Poor's Corporation, and the Company shall have delivered to the Underwriters a letter, dated the Closing Date, from each such rating agency or other evidence satisfactory to the Underwriters, confirming such ratings. Since the Effective Date, there shall not have occurred any downgrading with respect to any debt securities of the Company or any of its Subsidiaries by any "nationally recognized statistical rating organization" as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating).

               All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and to counsel for the Underwriters. The Company shall furnish to you conformed copies of such opinions, certificates, letters and other documents in such number as you shall reasonably request. If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date, by you. Any such cancellation shall be without liability of the Underwriters to the Company. Notice of such cancellation shall be given to the Company in writing, or by telegraph or telephone and confirmed in writing.

               6. INDEMNIFICATION AND CONTRIBUTION. (a) The Company and each of the Subsidiary Guarantors shall, jointly and severally, indemnify and hold harmless each Underwriter from and against any loss, claim, damage or liability (or any action in respect thereof), joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement made by the Company or any Subsidiary Guarantor in Section 1 hereof, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or the Registration Statement or Prospectus as amended or supplemented or in any Blue Sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Debentures under the securities laws thereof (any such application, document or information being hereinafter referred to as a "Blue Sky Application"), or (iii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus or the Registration Statement or Prospectus as amended or supplemented or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; and shall reimburse each Underwriter promptly after receipt of invoices from such Underwriter for any legal or other expenses as reasonably incurred by such Underwriter in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments shall be promptly refunded; PROVIDED, HOWEVER, that the Company and the Subsidiary Guarantors shall not be liable under this paragraph 6(a) in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the preparation of the Registration Statement, any Preliminary Prospectus, the Prospectus or the Registration Statement or Prospectus as amended or supplemented, or any Blue Sky Application; PROVIDED, FURTHER that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus, which untrue statement or omission or alleged untrue statement or omission in such Preliminary Prospectus was corrected in the Prospectus, the indemnity agreement contained in this paragraph 6(a) shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) to the extent that any such loss, claim, damage or liability results from the fact that a copy of the Prospectus was not sent or given to the person asserting any such losses, claims, damages or liabilities at or prior to the written confirmation of the sale of the Debentures concerned to such person by such Underwriter (provided that the Company shall have complied with the provisions of Section 4(a) and (c) hereof and such Underwriter shall have been provided with the number of copies of such Prospectus requested by such Underwriter) and it is judicially determined that such delivery was required under the Securities Act and was not so made.

               (b) Each Underwriter severally, but not jointly, shall indemnify and hold harmless the Company and each of the Subsidiary Guarantors against any loss, claim, damage or liability (or any action in respect thereof) to which the Company may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or the Registration Statement or Prospectus as amended or supplemented or in any Blue Sky Application, or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus or the Registration Statement or Prospectus as amended or supplemented or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading and shall reimburse the Company promptly after receipt of invoices from the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments shall be promptly refunded; PROVIDED, HOWEVER, that such indemnification or reimbursement shall be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein.

               (c) Promptly after receipt by any indemnified party under subsection (a) or (b) above of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to so notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been prejudiced in any material respect by such failure or from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against any indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under subsection
(a) or (b) above for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; except that the Underwriters shall have the right to employ counsel to represent the Underwriters who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under such subsection if (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Underwriters shall have been advised by such counsel that there may be one or more legal defenses available to the Underwriters which are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Underwriters to employ separate counsel or
(iii) the Company has failed to assume the defense of such action and employ counsel reasonably satisfactory to the Underwriters, in which event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

               (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Debentures or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering of the Debentures (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Subsidiary Guarantors and information supplied by the Company shall also be deemed to have been supplied by the Subsidiary Guarantors. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Debentures underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise (except as specifically provided in subsection (c) above).

               (e) The obligations of the Company under this Section 6 shall be in addition to any liability that the Company may otherwise have, and shall extend, upon the same terms and conditions set forth in this Section 6, to the respective officers and directors of the Underwriters and each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have, and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

               7. SUBSTITUTION OF UNDERWRITERS. If any Underwriter defaults in its obligation to purchase the principal amount of the Debentures which it has agreed to purchase under this Agreement, the non-defaulting Underwriters shall be obligated to purchase (in the respective proportions which the principal amount of the Debentures set forth opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the total principal amount of the Debentures less the principal amount of the Debentures the defaulting Underwriter agreed to purchase set forth in Schedule I hereto) the principal amount of the Debentures which the defaulting Underwriter agreed but failed to purchase; except that the non-defaulting Underwriters shall not be obligated to purchase any of the Debentures if the total principal amount of the Debentures which the defaulting Underwriter or Underwriters agreed but failed to purchase exceed 9.09% of the total principal amount of the Debentures, and any non-defaulting Underwriters shall not be obligated to purchase more than

110% of the principal amount of the Debentures set forth opposite its name in
Schedule I hereto. If the foregoing maximums are exceeded, the non-defaulting Underwriters, and any other underwriters satisfactory to you who so agree, shall have the right, but shall not be obligated, to purchase (in such proportions as may be agreed upon among them) all of the Debentures. If the non-defaulting Underwriters or the other underwriters satisfactory to the Underwriters do not elect to purchase the Debentures that the defaulting Underwriter or Underwriters agreed but failed to purchase within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except for the payment of expenses to be borne by the Company and the Underwriters as provided in Section (4)(f) hereof and the indemnity and contribution agreements of the Company and the Underwriters contained in Section 6 hereof. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter pursuant to this Section 7.

               Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default. If the non-defaulting Underwriters or the other underwriters satisfactory to you are obligated or agree to purchase the Debentures of a defaulting Underwriter, either you or the Company may postpone the Closing Date for up to seven full Business Days in order to effect any changes that may be necessary in the Registration Statement or the Prospectus or in any other document or agreement, and to file promptly any amendments or any supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.

               8. EFFECTIVE DATE AND TERMINATION. (a) This Agreement shall become effective (i) if the Effective Date is on or before the date of this Agreement, at 11:00 A.M., New York City time, on the next Business Day following the date hereof, (ii) if the Effective Date is after the date of this Agreement, at 11:00 A.M., New York City time, on the first full Business Day following the Effective Date or (iii) at such earlier time after the Registration Statement becomes effective as you shall first release the Debentures for sale to the public. You shall notify the Company immediately after you have taken any action which causes this Agreement to become effective. Until this Agreement is effective, it may be terminated by the Company by giving notice as hereinafter provided to you, or by you by giving notice as hereinafter provided to the Company except that the provisions of Section 4(f) and Section 6 hereof shall at all times be effective. For purposes of this Agreement, the release of the initial public offering of the Debentures for sale to the public shall be deemed to have been made when you release, by telegram or otherwise, firm offers of the Debentures to securities dealers or release for publication a newspaper advertisement relating to the Debentures, whichever occurs first.

               (b) Until the Closing Date, this Agreement may be terminated by you by giving notice as hereinafter provided to the Company if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters' obligation hereunder is not fulfilled, (iii) trading in securities generally on the NYSE shall have been suspended or minimum prices shall have been established on such exchange by the Commission or such exchange or other regulatory body or governmental authority having jurisdiction,
(iv) a banking moratorium is declared by either federal or New York state authorities, (v) the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (vi) there shall have been such a material adverse change in general economic, political or financial conditions, or the effect of international conditions on the financial markets in the United States shall be such, as to, in the judgment of a majority in interest of the several Underwriters, make it inadvisable or impracticable to proceed with the offering or delivery of the Debentures. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company or any Underwriter, except as otherwise provided in Sections 4(f) and 6 hereof.

               Any notice referred to above may be given at the address specified in Section 10 hereof in writing or by telegraph or telephone, and if by telegraph or telephone, shall be immediately confirmed in writing.

               9. SURVIVAL OF CERTAIN PROVISIONS. The agreements contained in
Section 6 hereof and the representations, warranties and agreements of the Company contained in Sections 1 and 4 hereof shall survive the delivery of the Debentures to the Underwriters hereunder and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

               10. NOTICES. Except as otherwise provided in the Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Company, such notice shall be in writing or by telegraph addressed to the Company at 13430 Northwest Freeway, Houston, Texas 77040, Attention: General Counsel; (b) whenever notice is required by the provisions of this Agreement to be given to the several Underwriters, such notice shall be in writing or by telegraph addressed to you in care of Lehman Brothers Inc., 3 World Financial Center, 11th Floor, New York, New York 10285-1100, Attention: Syndicate Registration Department.

               11. INFORMATION FURNISHED BY UNDERWRITERS. The Underwriters severally confirm that the statements set forth in the last paragraph on the cover page in any Preliminary Prospectus and in the Prospectus and the information appearing in the list of names of, and principal amount of Debentures to be purchased by, each of the Underwriters, under the caption "Underwriting" in any Preliminary Prospectus and in the Prospectus, and the statements in the second, third and sixth paragraphs next following such list, constitute the written information furnished by or on behalf of any Underwriter referred to in paragraph (b) of Section 1 hereof and in paragraphs (a) and (b) of Section 6 hereof.

               12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company, the Subsidiary Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Subsidiary Guarantors contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 6 hereof shall be deemed to be for the benefit of directors of the Company and the Subsidiary Guarantors, officers of the Company or any of the Subsidiary Guarantors who signed the Registration Statement and any person controlling the Company or any of the Subsidiary Guarantors within the meaning of Section 15 of the Securities Act. Nothing in this Agreement shall be construed to give any person, other than the persons referred to in this paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

               13. DEFINITION OF "BUSINESS DAY" AND "SUBSIDIARY." For purposes of this Agreement, (a) "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading, other than any day on which commercial banks are authorized or required to be closed in New York City or Houston, Texas, and
(b) "Subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations and includes both partnerships and corporations.

               14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

               15. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

               16. COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

               Please confirm, by signing and returning to us two counterparts of this Agreement, that you are acting on behalf of yourselves and the several Underwriters and that the foregoing correctly sets forth the Agreement between the Company and the several Underwriters.

                                         Very truly yours,

                                         NGC CORPORATION



                                         By: /S/ H. KEITH KAELBER
                                             H. Keith Kaelber
                                             Senior Vice President and
                                               Chief Financial Officer



                                         NATURAL GAS CLEARINGHOUSE

                                         By:  NGC CORPORATION,
                                             General Partner



                                         By: /S/ H. KEITH KAELBER
                                                 H. Keith Kaelber
                                                 Senior Vice President and
                                                     Chief Financial Officer

                                         WARREN PETROLEUM COMPANY,
                                            LIMITED PARTNERSHIP

                                         By:  WARREN PETROLEUM G.P., INC.,
                                             General Partner



                                             By: /S/ H. KEITH KAELBER
                                                 H. Keith Kaelber
                                                 Senior Vice President


                                         WARREN ENERGY RESOURCES,
                                            LIMITED PARTNERSHIP

                                         By:  WARREN ENERGY, INC.,
                                             General Partner



                                             By: /S/ H. KEITH KAELBER
                                                 H. Keith Kaelber
                                                 Senior Vice President


                                         WPC LP, INC.

                                         By: /S/ H. KEITH KAELBER
                                             H. Keith Kaelber
                                             President

                                         WARREN NGL, INC.
                                         WARREN GAS LIQUIDS, INC.
                                         NGC OIL TRADING AND
                                           TRANSPORTATION, INC.
                                         NGC FUTURES, INC.
                                         WARREN GAS MARKETING, INC.
                                         WARREN NGL PIPELINE COMPANY
                                         KANSAS GAS SUPPLY CORPORATION
                                         WARREN INTRASTATE GAS
                                            SUPPLY, INC.
                                         NGC UK LIMITED
                                         NGC CANADA, INC.
                                         WTLPS, INC.
                                         ELECTRIC CLEARINGHOUSE, INC.



                                         By: /S/ H. KEITH KAELBER
                                             H. Keith Kaelber
                                             Senior Vice President

Confirmed and accepted as of
the date first above mentioned

LEHMAN BROTHERS INC.
NATIONSBANC CAPITAL MARKETS, INC.
SMITH BARNEY INC.

By:  LEHMAN BROTHERS INC.


By:  /S/ H. E. MCGEE III
      Authorized Representative

                                   SCHEDULE I

                         Underwriting Agreement dated October 10, 1996


                                                        Principal Amount
                                                      of Debentures to be
      UNDERWRITER                                          PURCHASED
      -----------                                          ---------
Lehman Brothers Inc..................................     $58,334,000
NationsBanc Capital Markets, Inc.....................      58,333,000
Smith Barney Inc.....................................      58,333,000
                                                          -----------

Total ...............................................     $175,000,000
                                                           ===========

                                       I-1